Exhibit 99.1

For further information, contact:
Sukhi Nagesh	Daniel Yoo
Investor Relations	Media Relations
408-222-8373	408-222-2187
sukhi@marvell.com	yoo@marvell.com

Marvell Technology Group Ltd. Reports Third Quarter of Fiscal 2012

Financial Results

Revenue: $950 Million, a 6 percent sequential increase

GAAP Net Income: $195 Million, EPS of $0.32

Non GAAP Net Income: $244 Million, EPS of $0.40

Free Cash Flow: $239 Million, 25 Percent of Revenue

Santa Clara, Calif. (November 17, 2011) — Marvell Technology Group Ltd. (NASDAQ: MRVL), a global leader in integrated silicon solutions, today reported financial results for the third quarter of fiscal 2012, ended October 29, 2011.

Revenue for the third quarter of fiscal 2012 was $950 million, a 6 percent sequential increase from $898 million in the second quarter of fiscal 2012, ended July 30, 2011, and down 1 percent from $959 million in the third quarter of fiscal 2011, ended October 30, 2010.

GAAP net income was $195 million, or $0.32 per share (diluted), for the third quarter of fiscal 2012, compared with GAAP net income of $192 million, or $0.31 per share (diluted) in the second quarter of fiscal 2012, and $256 million, or $0.38 per share (diluted), for the third quarter of fiscal 2011.

Non-GAAP net income was $244 million, or $0.40 per share (diluted), for the third quarter of fiscal 2012, compared with non-GAAP net income of $234 million, or $0.38 per share (diluted) for the second quarter of fiscal 2012 and $307 million, or $0.45 per share (diluted), for the third quarter of fiscal 2011.

“We are pleased with our third quarter results as we demonstrated solid growth in the quarter driven by our Mobile and Wireless end market, which grew over 20% sequentially. Our TD mobile phone platforms have been extremely well received by customers,” said Dr. Sehat Sutardja, Marvell’s Chairman and Chief Executive

Officer. “We are now serving over 15 mobile customers with over 30 handsets ramping. Also, in the third quarter, we started shipping our WCDMA solutions to new customers. Our overall profitability remains solid, and during the last 12 months we generated over $840 million in free cash flow with the third quarter of fiscal 2012 representing the 17th consecutive quarter of positive free cash flow for the company. We also have a strong balance sheet that will allow us to better manage the impact from the flooding that occurred throughout parts of Thailand. The damage caused by the floods will have a near term impact on us, but we expect to emerge from this even stronger. Our diversified revenue profile gives us the ability to withstand such unpredictable events and continue to deliver solid profitability to our shareholders.”

Marvell reports net income, basic and diluted net income per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis as outlined below. Reconciliations of GAAP net income to non-GAAP net income for the three months ended October 29, 2011, July 30, 2011 and October 30, 2010 appear in the financial statements below. Non-GAAP net income, where applicable, excludes the effect of stock-based compensation, amortization and write-offs of acquired intangible assets, restructuring costs and certain one-time expenses or benefits.

GAAP gross margin for the third quarter of fiscal 2012 was 56.6 percent, compared to 57.9 percent for the second quarter of fiscal 2012 and 59.3 percent for the third quarter of fiscal 2011.

Non-GAAP gross margin for the third quarter of fiscal 2012 was 56.8 percent, compared to 58.1 percent for the second quarter of fiscal 2012 and 59.5 percent for the third quarter of fiscal 2011.

Shares used to compute GAAP net income per diluted share for the third quarter of fiscal 2012 were 613 million shares, compared with 623 million shares in the second quarter of fiscal 2012 and 675 million shares in the third quarter of fiscal 2011. Shares used to compute non-GAAP net income per diluted share for the third quarter of fiscal 2012 were 615 million shares, compared with 625 million shares for the second quarter of fiscal 2012 and 677 million shares for the third quarter of fiscal 2011. The decrease in shares used to compute both Marvell’s GAAP and non-GAAP net income per diluted share was primarily due to Marvell’s share repurchase program.

Cash flow from operations for the third quarter of fiscal 2012 was $262 million, down slightly from the $263 million reported in the second quarter of fiscal 2012 and down from the $368 million in the third quarter of fiscal 2011. Free cash flow for the third quarter of fiscal 2012 was $239 million, up from the $235 million reported in the second quarter of fiscal 2012 and down from the $338 million in third quarter of fiscal 2011. Despite the cyclical nature of the semiconductor industry and even through broader economic downturns, Marvell’s proven business model has generated positive free cash flow. Free cash flow as presented above is defined as cash flow from operations, less capital expenditures and purchases of IP licenses.

Under the share repurchase program, Marvell repurchased approximately 15 million shares for a total of $215 million in the third quarter of fiscal 2012. Over the past five quarters, Marvell has repurchased and retired over 79 million, or about 12 percent, of its outstanding shares demonstrating its commitment to returning shareholder value.

Conference Call

Marvell will be conducting a conference call on November 17, 2011 at 1:45 p.m. Pacific Time to discuss results for the third quarter of fiscal 2012. Interested parties may join the conference call by dialing 1-800-659-2032 or 1-617-614-2712, pass-code 64240159. The call will be webcast by Thomson Reuters and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/ with a replay available following the call until December 19, 2011.

Discussion of Non-GAAP Financial Measures

Non-GAAP financial measures exclude stock-based compensation expense as well as charges related to acquisitions, restructuring, gains and other charges that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core operating performance. Non-GAAP earnings per share is calculated by dividing non-GAAP net income by non-GAAP weighted average shares outstanding (diluted). For purposes of calculating non-GAAP earnings per share, the GAAP weighted average shares outstanding (diluted) is adjusted to exclude the potential benefits of compensation costs expected to be incurred in future periods, but not yet recognized in the financial statements. The expected compensation costs are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method and also include the dilutive/antidilutive effects of common stock options and restricted stock.

Marvell believes that the presentation of non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to Marvell’s financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance. For further information regarding why Marvell believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to Marvell’s Current Report on Form 8-K filed today with the SEC. The Form 8-K is available on the SEC’s website at www.sec.gov as well as on the Marvell website in the Investor Relations section at www.marvell.com.

About Marvell

Marvell is a global leader in the development of storage, communications and consumer silicon solutions. Marvell’s diverse product portfolio includes switching, transceiver, communications controller, wireless and storage solutions that power the entire communications infrastructure, including enterprise, metro, home and storage networking. As used in this release, the term “Marvell” refers to Marvell Technology Group Ltd. and its subsidiaries. For more information please visit www.marvell.com.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding market acceptance of Marvell’s TD platforms; ability to manage through the impact of the recent flooding in Thailand; ability to withstand unpredictable events in the future; and statements concerning Marvell’s use of non-GAAP net income and net income per share as important supplemental information. These statements are not guarantees of results and should not be considered as an indication of future performance. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties, including, among others, Marvell’s reliance on a few customers for a significant portion of its revenue; Marvell’s ability to develop and introduce new and enhanced products in a timely and cost effective manner; the impact of the recent flooding in Thailand; uncertainty in the worldwide economic environment; seasonality in sales of consumer devices in which our products are incorporated; Marvell’s ability to compete in products and prices in an intensely competitive industry; Marvell’s ability to recruit and retain skilled personnel; and other risks detailed in Marvell’s SEC filings from time to time. When Marvell files its Form 10-Q for the third quarter of fiscal 2012, the financial statements may differ from the results disclosed in this press release because judgments and estimates that management used in preparing the financial results reported in this press release may need to be updated to the date of the filing. Marvell’s results also remain subject to review by Marvell’s independent registered public accounting firm. For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in the Marvell’s latest Quarterly Report on Form 10-Q for the quarter ended July 30, 2011, as filed with the SEC and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	October 29, 2011	July 30, 2011	October 30, 2010	October 29, 2011	October 30, 2010

Net revenue	$950,417	$897,520	$959,327	$2,650,339	$2,711,380
Cost of goods sold	412,100	378,117	390,808	1,124,692	1,101,475

Gross profit	538,317	519,403	568,519	1,525,647	1,609,905
Operating expenses:
Research and development	266,255	249,604	218,420	758,396	665,742
Selling and marketing	40,500	40,390	39,751	119,042	115,037
General and administrative	29,021	23,631	29,576	77,436	78,124
Amortization of acquired intangible assets	11,155	11,138	21,770	36,634	65,533

Total operating expenses	346,931	324,763	309,517	991,508	924,436

Operating income	191,386	194,640	259,002	534,139	685,469
Interest and other income (expense), net	7,729	2,064	(1,665)	9,575	(1,205)

Income before income taxes	199,115	196,704	257,337	543,714	684,264
Provision for income taxes	3,994	4,312	1,605	9,340	2,988

Net income	$195,121	$192,392	$255,732	$534,374	$681,276

Basic net income per share	$0.32	$0.32	$0.39	$0.87	$1.05

Diluted net income per share	$0.32	$0.31	$0.38	$0.85	$1.01

Shares used in computing basic earnings per share	600,504	608,511	649,782	615,987	646,246
Shares used in computing diluted earnings per share	613,499	623,132	674,789	631,257	676,023

Marvell Technology Group Ltd.

Reconciliations from GAAP to Non-GAAP

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	October 29, 2011	July 30, 2011	October 30, 2010	October 29, 2011	October 30, 2010
GAAP net income	$195,121	$192,392	$255,732	$534,374	$681,276
Stock-based compensation	30,611	30,355	29,541	88,446	87,126
Amortization of acquired intangible assets	11,155	11,138	21,770	36,634	65,533
Restructuring	105	567	259	1,291	2,504
Legal/Tax related matters(a)	7,459	—	—	7,459	4,373

Non-GAAP net income	$244,451	$234,452	$307,302	$668,204	$840,812

GAAP weighted average shares—diluted	613,499	623,132	674,789	631,257	676,023
Non-GAAP adjustment	1,558	1,645	2,710	2,983	3,050

Non-GAAP weighted average shares diluted(b)	615,057	624,777	677,499	634,240	679,073

GAAP diluted net income per share	$0.32	$0.31	$0.38	$0.85	$1.01

Non-GAAP diluted net income per share	$0.40	$0.38	$0.45	$1.05	$1.24

GAAP gross profit:	$538,317	$519,403	$568,519	$1,525,647	$1,609,905
Stock-based compensation	1,940	1,916	1,818	5,551	5,746
Legal/Tax related matters(a)	—	—	—	—	4,373

Non-GAAP gross profit	$540,257	$521,319	$570,337	$1,531,198	$1,620,024

GAAP gross profit as a % of revenue	56.6%	57.9%	59.3%	57.6%	59.4%
Stock-based compensation	0.2%	0.2%	0.2%	0.2%	0.2%
Legal/Tax related matters(a)	—	—	—	—	0.1%

Non-GAAP gross profit	56.8%	58.1%	59.5%	57.8%	59.7%

GAAP research and development:	$266,255	$249,604	$218,420	$758,396	$665,742
Stock-based compensation	(21,905)	(22,128)	(19,795)	(63,626)	(60,735)
Restructuring	(1)	(139)	(187)	(308)	(1,686)
Legal/Tax related matters(a)	(3,137)	—	—	(3,137)	—

Non-GAAP research and development	$241,212	$227,337	$198,438	$691,325	$603,321

GAAP selling and marketing:	$40,500	$40,390	$39,751	$119,042	$115,037
Stock-based compensation	(3,402)	(3,207)	(3,208)	(9,263)	(8,778)

Non-GAAP selling and marketing	$37,098	$37,183	$36,543	$109,779	$106,259

GAAP general and administrative:	$29,021	$23,631	$29,576	$77,436	$78,124
Stock-based compensation	(3,364)	(3,104)	(4,720)	(10,006)	(11,867)
Restructuring	(104)	(428)	(72)	(983)	(818)
Legal/Tax related matters(a)	(4,322)	—	—	(4,322)	—

Non-GAAP general and administrative	$21,231	$20,099	$24,784	$62,125	$65,439

(a)	The nine months ended October 30, 2010 and the three and nine months ended October 29, 2011 include portions of settlements related to previous periods. The three and nine months ended October 29, 2011 include assessments of payroll taxes on employee benefits in certain jurisdictions.
(b)	For purposes of calculating non-GAAP diluted net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of stock compensation costs attributable to future services and not yet recognized in the financial statements.

Marvell Technology Group Ltd.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	October 29, 2011	January 29, 2011
Assets
Current assets:
Cash, cash equivalents, and short-term investments	$2,424,698	$2,930,030
Accounts receivable, net	451,108	459,406
Inventories	309,968	245,448
Prepaid expenses and other current assets	61,741	77,763

Total current assets	3,247,515	3,712,647
Property and equipment, net	373,628	358,440
Long-term investments	23,218	26,226
Goodwill and acquired intangible assets, net	2,112,094	2,129,464
Other non-current assets	110,920	111,380

Total assets	$5,867,375	$6,338,157

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$355,404	$332,007
Accrued liabilities	237,119	232,518
Deferred income	69,244	76,161

Total current liabilities	661,767	640,686
Other long-term liabilities	166,309	175,602

Total liabilities	828,076	816,288

Shareholders’ equity:
Common stock	1,179	1,317
Additional paid-in capital	3,790,169	4,805,588
Accumulated other comprehensive income	(295)	1,092
Retained earnings	1,248,246	713,872

Total shareholders’ equity	5,039,299	5,521,869

Total liabilities and shareholders’ equity	$5,867,375	$6,338,157

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	October 29, 2011	October 30, 2010	October 29, 2011	October 30, 2010
Cash flows from operating activities:
Net income	$195,121	$255,732	$534,374	$681,276
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,179	23,140	66,653	68,991
Stock-based compensation	30,611	29,541	88,446	87,126
Amortization of acquired intangible assets	11,155	21,770	36,634	65,533
Other (income) expense, net	4,266	4,756	11,411	9,568
Facilities impairment	—	—	—	1,140
Fair market value adjustment to acquired inventory sold	—	(401)	—	(2,391)
Excess tax benefits from stock-based compensation	(85)	(440)	(99)	(669)
Changes in assets and liabilities:
Accounts receivable	(45,351)	22,780	8,298	(111,179)
Inventories	12,037	11,940	(63,967)	15,856
Prepaid expenses and other assets	16,791	(15,201)	34,229	(10,204)
Accounts payable	(2,806)	(34,508)	4,193	63,935
Accrued liabilities and other	(17,939)	13,515	(18,030)	17,948
Accrued employee compensation	36,191	33,065	6,924	26,965
Deferred income	1,417	2,197	(6,917)	28,820

Net cash provided by operating activities	261,587	367,886	702,149	942,715
Cash flows from investing activities:
Purchases of marketable securities	(443,008)	(312,890)	(1,582,892)	(1,021,950)
Purchases of strategic investments	(1,250)	—	(3,503)	(1,750)
Sales and maturities of investments	402,145	330,993	1,083,214	678,738
Cash paid for acquisitions, net	(2,000)	—	(18,760)	(20,679)
Purchases of technology licenses	(2,978)	(5,830)	(9,593)	(12,649)
Purchases of property and equipment	(20,085)	(23,969)	(62,330)	(63,267)

Net cash used in investing activities	(67,176)	(11,696)	(593,864)	(441,557)
Cash flows from financing activities:
Repurchase of common stock	(215,155)	(60,594)	(1,154,396)	(60,594)
Proceeds from employee stock plans	8,638	17,196	50,393	97,673
Principal payments on capital lease and term loan obligations	—	(490)	(511)	(1,440)
Excess tax benefits from stock-based compensation	85	440	99	669

Net cash (used in) provided by financing activities	(206,432)	(43,448)	(1,104,415)	36,308

Net increase (decrease) in cash and cash equivalents	(12,021)	312,742	(996,130)	537,466

Cash and cash equivalents at beginning of period	862,965	1,330,152	1,847,074	1,105,428

Cash and cash equivalents at end of period	$850,944	$1,642,894	$850,944	$1,642,894